                                                                    EXHIBIT 99.2


                              E*TRADE GROUP, INC.
                     NON STATUTORY STOCK OPTION AGREEMENT
                     ------------------------------------


RECITALS
--------

          A. This Agreement is executed in connection with the Corporation's grant of an option to Optionee.

          B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   Grant of Option.  The Corporation hereby grants to Optionee, as
               ---------------
of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2.   Option Term.  This option shall have a term of five (5) years
               -----------
measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5.

          3.   Limited Transferability.  This option shall be neither
               -----------------------
transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          4.   Dates of Exercise.  This option is immediately exercisable for
               -----------------
all of the Option Shares.

          5.   Earlier Termination.  The option term specified in Paragraph 2
               -------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should the following provision become applicable:

               Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the
                                       -------
     twelve (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

          6.   Adjustment in Option Shares.  Should any change be made to the
               ---------------------------
Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          7.   Stockholder Rights.  The holder of this option shall not have any
               ------------------
stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          8.   Manner of Exercising Option.
               ---------------------------

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

               (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                    (A)  cash or check made payable to the Corporation;

                    (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

                    (C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                    (D) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

               (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

          (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c) In no event may this option be exercised for any fractional shares.

          9.   Compliance with Laws and Regulations.
               ------------------------------------

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

               (c) The Corporation agrees to file a registration statement covering the Option Shares with the Securities Exchange Commission within one year from the date of grant.

          10.  Successors and Assigns.  Except to the extent otherwise provided
               ----------------------
in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          11.  Notices.  Any notice required to be given or delivered to the
               -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          12.  Financing.  The Plan Administrator may, in its absolute
               ---------
discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

          13.  Construction.  This Agreement and the option evidenced hereby are
               ------------
made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          14.  Governing Law.  The interpretation, performance and enforcement
               -------------
of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict of laws rules.

                                   EXHIBIT I
                              NOTICE OF EXERCISE


     I hereby notify E*TRADE Group, Inc. (the "Corporation") that I elect to purchase ________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under a Nonstatutory Stock Option Agreement on ____________, 1998.

     Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


          , 1998
----------------
Date

                                       Optionee___________________________
                                       Address:___________________________

Print name in exact manner
it is to appear on the
stock certificate:                     ___________________________________

Address to which certificate
is to be sent, if different
from address above:                    ___________________________________

Social Security Number:                ___________________________________

Associate Number:                      ___________________________________

                                   APPENDIX

          The following definitions shall be in effect under the Agreement:

          A.   Agreement shall mean this Stock Option Agreement.
               ---------

          B.   Associate shall mean an individual who is in the employ of the
               ---------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          C.   Board shall mean the Corporation's Board of Directors.
               -----

          D.   Code shall mean the Internal Revenue Code of 1986, as amended.
               ----

          E.   Common Stock shall mean the Corporation's common stock.
               ------------

          F.   Corporation shall mean E*TRADE Group, Inc., a Delaware
               -----------
corporation.

          G.   Exercise Date shall mean the date on which the option shall have
               -------------
been exercised in accordance with Paragraph 8 of the Agreement.

          H.   Exercise Price shall mean the exercise price per share as
               --------------
specified in the Grant Notice.

          I.   Expiration Date shall mean the date on which the option expires
               ---------------
as specified in the Grant Notice.

          J.   Fair Market Value per share of Common Stock on any relevant date
               -----------------
shall be determined in accordance with the following provisions:


          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

          K.   Grant Date shall mean the date of grant of the option as
               ----------
specified in the Grant Notice.

          L.   Grant Notice shall mean the Notice of Grant of Stock Option
               ------------
accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

          M.   Incentive Option shall mean an option which satisfies the
               ----------------
requirements of Code Section 422.

          N.   Misconduct shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

           O.   Non-Statutory Option shall mean an option not intended to
                --------------------
satisfy the requirements of Code Section 422.

          P.   Notice of Exercise shall mean the notice of exercise in the form
               ------------------
attached hereto as Exhibit I.

          Q.   Option Shares shall mean the number of shares of Common Stock
               -------------
subject to the option as specified in the Grant Notice.

          R.   Optionee shall mean the person to whom the option is granted as
               --------
specified in the Grant Notice.

          S.   Parent shall mean any corporation (other than the Corporation) in
               ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          T.   Permanent Disability shall mean the inability of Optionee to
               --------------------
engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

          U.   Plan shall mean the Corporation's 1996  Stock Incentive Plan.
               ----

          V.   Plan Administrator shall mean either the Board or a committee of
               ------------------
the Board acting in its administrative capacity under the Plan.

          W.   Service shall mean the Optionee's performance of services for the
               -------
Corporation (or any Parent or Subsidiary) in the capacity of an Associate, a non-employee member of the board of directors or a consultant or independent advisor.

          X.   Stock Exchange shall mean the American Stock Exchange or the New
               --------------
York Stock Exchange.

          Y.   Subsidiary shall mean any corporation (other than the
               ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ADDENDUM
                                      TO
                            STOCK OPTION AGREEMENT

          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the "Option Agreement") by and between E*TRADE Group, Inc. (the "Corporation") and ________ ("Optionee") evidencing the stock option (the "Option") granted on October 22, 1998 ("Option Grant Date") to Optionee, and such provisions shall be effective as of the Option Grant Date. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

                       LIMITED STOCK APPRECIATION RIGHT

          1. Optionee is hereby granted a limited stock appreciation right in tandem with the Option, exercisable upon the terms set forth below:

               (i) Should a Hostile Take-Over occur at any time after the Option has been outstanding for a period of at least six (6) months measured from the Effective Date of this Addendum indicated below, then Optionee shall have the unconditional right (exercisable during the thirty
     (30)-day period following such Hostile Take-Over) to surrender the Option to the Corporation, to the extent the Option is at the time exercisable for vested shares of Common Stock. In return for the surrendered Option, Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under the surrendered Option (or surrendered portion) over (B) the aggregate Exercise Price payable for such shares.

               (ii) To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of the Option Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, the Option shall be cancelled with respect to the Option Shares for which the Option has been surrendered, and Optionee shall cease to have any further right to acquire those Option Shares under the Option Agreement. The Option shall, however, remain outstanding and exercisable for the balance of the Option Shares (if any) in accordance with the terms of the Option Agreement, and the Corporation shall issue a new stock option agreement (substantially in the same form of the surrendered Option Agreement) for those remaining Option Shares.

               (iii) In no event may this limited stock appreciation right be exercised when there is not a positive spread between the Fair Market Value of the Option Shares and the aggregate Exercise Price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

          2. For purposes of this Addendum, the following definitions shall be in effect:

               (iv)   A Hostile Take-Over shall be deemed to occur in the event
     (A) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and (B) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended.

               (v) The Take-Over Price per share shall be deemed to be equal to the greater of (A) the Fair Market Value per Option Share on the option
            -------
     surrender date or (B) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over. However, if the surrendered Option is designated as an Incentive Option in the Grant Notice, then the Take-Over Price shall not exceed the clause (A) price per share.

          IN WITNESS WHEREOF, E*TRADE Group, Inc. has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all effective as of the Option Grant Date.

                                  E*TRADE GROUP, INC.

                                  By:_____________________________________

                                  Title:__________________________________


                                  ________________________________________
                                  Optionee



OPTION GRANT DATE:  October 22, 1998